SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant                        ☒
Filed by a party other than the Registrant            ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

APPIAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

APPIAN CORPORATION
7950 Jones Branch Drive
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders, or Annual Meeting, of APPIAN CORPORATION, a Delaware corporation (the “Company”). The Annual Meeting will be held on Tuesday, June 13, 2023, at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions, and vote online. You will not be able to attend the meeting in person. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2023 and entering your 16-digit control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:

1.To elect the eight (8) nominees for director named herein to serve until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.
3.To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.
4.To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 14, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting at our corporate headquarters during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.virtualshareholdermeeting.com/APPN2023.

By Order of the Board of Directors,

Christopher Winters
General Counsel and Secretary

McLean, Virginia
April 28, 2023

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 28, 2023, we expect to mail to our stockholders of record as of April 14, 2023, a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2023 Proxy Statement and 2022 Annual Report on the Internet and will include instructions on how you can receive a paper copy of the Annual Meeting materials, including the notice of annual meeting, proxy statement, and proxy card.

Whether or not you expect to attend the virtual Annual Meeting, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet before the Annual Meeting at www.proxyvote.com and during the Annual Meeting at www.virtualshareholdermeeting.com/APPN2023, (2) by telephone by calling the toll-free number 1-800-690-6903, or (3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

APPIAN CORPORATION
7950 JONES BRANCH DRIVE, MCLEAN, VIRGINIA 22102

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Appian Corporation (sometimes referred to as the “Company,” “Appian,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 13, 2023, at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions, and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2023 and entering your 16-digit control number which is included in the Notice that will be mailed to you. We recommend you log in a few minutes before the Annual Meeting on June 13, 2023 to ensure you are logged in when the meeting starts. Online check-in will begin at 10:55 a.m. Eastern Time.

We have decided to hold a virtual meeting because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Information on how to vote online during the Annual Meeting is discussed below.

Can I ask questions at the Annual Meeting?

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/APPN2023 and typing your question in the box in the Annual Meeting portal.

To help ensure we have a productive and efficient meeting and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 10:30 a.m. Eastern Time on June 13, 2023.

Who can vote at the Annual Meeting?

Only stockholders of record of our Class A common stock and Class B common stock at the close of business on April 14, 2023, will be entitled to vote at the Annual Meeting. On this record date, there were 41,462,908 shares of Class A common stock outstanding and entitled to vote and 31,497,596 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A and Class B common stock will vote together as a single class on all matters described in this proxy statement.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

Stockholder of Record: Shares Registered in Your Name

If on April 14, 2023 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy over the Internet, by telephone, or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 14, 2023 your shares were held not in your name but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name”, and the Notice is being forwarded to you by that organization. The organization holding your shares is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Will a list of stockholders entitled to vote at the Annual Meeting be available?

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting at our corporate headquarters during regular business hours. To access the list of record stockholders beginning ten days prior to the Annual Meeting and until the meeting, stockholders can schedule an appointment by contacting the Corporate Secretary at (703) 442-8844. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.virtualshareholdermeeting.com/APPN2023.

What am I voting on?

There are three matters scheduled for a vote:

•Proposal No. 1: Election of eight directors;

•Proposal No. 2: Ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP (“BDO”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; and
•Proposal No. 3: Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” any or all of the proposed nominees to the Board or you may “Withhold” your vote for any nominee you specify. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy over the Internet, by telephone, or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting via the Internet and vote during the Annual Meeting even if you have already voted by proxy.

Vote by Internet

Before the Annual Meeting

To vote through the Internet before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Have your notice in hand when you access the website and then follow the instructions. If you choose to vote through the Internet before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Time on June 12, 2023, the day before the Annual Meeting, to be counted.

During the Annual Meeting

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2023 and entering your 16-digit control number which is included in the notice that will be mailed to you. Have your notice in hand when you access the website and then follow the instructions.

Vote by Telephone

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 12, 2023, the day before the Annual Meeting, to be counted. Have your notice in hand when you call.

Vote by Mail

To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Notice containing voting instructions from that organization rather than from Appian. Simply follow the voting instructions in the Notice to ensure your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from the broker, bank, or other nominee that holds your shares. Follow the instructions from that organization included with these proxy materials or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware you must bear any costs associated with your Internet access such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock you own as of April 14, 2023 and ten votes for each share of Class B common stock you own as of April 14, 2023.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, or through the Internet either before or during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as your nominee (that is, in “street name”) and you do not instruct your broker, bank, or other nominee how to vote your shares, under stock exchange rules your broker or nominee will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker or nominee who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of BDO as independent registered public accounting firm of the Company for the year ending December 31, 2023 (Proposal No. 2) is considered a routine matter. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1 and 3 without your instructions but may vote your shares on Proposal No. 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director (Proposal No. 1), “For” the ratification of the appointment of BDO as independent registered public accounting firm of the Company for the year ending December 31, 2023 (Proposal No. 2), and “For” the advisory approval of named executive officer compensation (Proposal No. 3). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a written notice that you are revoking your proxy to us at Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attention: Secretary.
•You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2024 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for potential inclusion in the proxy statement for our 2024 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal at the address noted below no later than December 29, 2023. However, if the 2024 Annual Meeting of Stockholders is held before May 14, 2024 or after July 13, 2024, then we must receive your stockholder proposal at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2024 Annual Meeting of Stockholders.

If you wish to present a proposal at the 2024 Annual Meeting of Stockholders but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice at the address noted below. We must receive this required notice by the close of business on March 15, 2024 but no sooner than the close of business on February 14, 2024. However, if our 2024 Annual Meeting of Stockholders is held before May 14, 2024 or after July 13, 2024, then we must receive the required notice of a proposal or proposed director candidate no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2024 Annual Meeting of Stockholders or (2) the tenth day following the date on which public disclosure was made of the date of the 2024 Annual Meeting of Stockholders.

Any proposals for the 2024 Annual Meeting of Stockholders should be sent to our headquarters: Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attention: Secretary.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

Proposal	Vote Required to Approve	Effect of Abstentions	Effect of Broker Non-Votes
(1) Election of Directors	Nominees receiving the most “FOR” votes.	Not applicable	No effect
(2) Ratification of Auditors
“FOR” votes from a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy and entitled to vote on the proposal.
		Against	Not applicable, as brokers can vote the shares given this is considered a “routine” matter.
(3) Advisory Approval of the Compensation of our Named Executive Officers
“FOR” votes from a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy and entitled to vote on the proposal.
		Against	No effect

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our Board, which is currently composed of nine members. Mr. Boccassam, who has served as a director since 2008, has not been nominated for re-election and will depart the Board effective immediately following the Annual Meeting.

The Board of Directors has nominated the following eight individuals to stand for election at the Annual Meeting. Each of the nominees listed below, except for Ms. Edwards, is currently a director of the Company who was previously elected by the stockholders. Ms. Edwards was recommended to the Nominating and Corporate Governance Committee for nomination by our CEO and appointed to the Board effective January 1, 2023. The Board has found each nominee to be qualified based on his or her qualifications, experience, attributes, skills, and whether he or she meets the applicable independence standards. Each director elected and qualified will hold office from the date of their election by the stockholders until the subsequent annual meeting of stockholders and until their successor is duly elected and has been qualified or until such director’s earlier death, resignation, or removal.

Directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Appian. Each person nominated for election has agreed to serve if elected. Our management team has no reason to believe any nominee will be unable to serve.

DIRECTOR NOMINEES

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills of each nominee that led our Board of Directors to recommend that person as a nominee for director, as of the date of this proxy statement.

Our Board of Directors seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business and that is committed to rigorously represent the long-term interests of the Company’s stockholders. To that end, the Nominating and Corporate Governance Committee has identified, evaluated, and recommended nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit personal integrity and ethics, collegiality, sound business judgment, and other qualities the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board, including gender, racial, and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee and our Board of Directors to believe the nominee should serve on the Board. At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the following eight persons to serve as directors for the term beginning at the Annual Meeting:

Name	Age	Position Held with the Company
Matthew Calkins	50	Chief Executive Officer, President, Founder, and Chairman of the Board
Robert C. Kramer	48	General Manager, Founder, and Director
A.G.W. “Jack” Biddle, III	62	Director
Shirley A. Edwards	62	Director
Barbara “Bobbie” Kilberg	78	Director
Mark Lynch	59	Director and Former Chief Financial Officer
William D. McCarthy	57	Director and Acting Chief Operating Officer
Michael J. Mulligan	72	Director

Matthew Calkins is a Founder of Appian and has served as our Chief Executive Officer, President, and as Chairman of our Board of Directors since August 1999. He also served as a director of MicroStrategy, Inc., a publicly held provider of enterprise software platforms, from November 2004 to April 2014. Mr. Calkins holds a B.A. in Economics from Dartmouth College. Our Board of Directors believes Mr. Calkins’ business expertise and his daily insight into corporate matters as our Chief Executive Officer, as well as his experience as a member of the board of directors of a public company, qualify him to serve on our Board of Directors.

Robert C. Kramer is a Founder of Appian and has served as our General Manager since January 2013 and as a member of our Board of Directors since 2008. Mr. Kramer served as our Chief Financial Officer from our founding to October 2008 and as our Vice President, Technology from October 2008 to December 2012. Mr. Kramer holds a B.S. in Economics from the Wharton School of the University of Pennsylvania. Our Board of Directors believes Mr. Kramer’s business expertise and his insight into corporate matters as our General Manager qualify him to serve on our Board of Directors.

A.G.W. “Jack” Biddle, III has served as a member of our Board of Directors since 2008. Mr. Biddle has served as a General Partner of Novak Biddle Venture Partners since he co-founded the venture capital firm in 1996. Mr. Biddle serves as a director for a number of privately held companies. Mr. Biddle holds a B.A. in Economics from the University of Virginia. Our Board of Directors believes Mr. Biddle’s experience investing in technology businesses and his service on numerous private company boards qualify him to serve on our Board of Directors.

Shirley A. Edwards has served as a member of our Board of Directors since January 2023. From 2002 to 2022, Ms. Edwards was a partner at EY (formerly Ernst & Young LLP), most recently serving as Global Client Service Partner from 2017 to 2022. Ms. Edwards has also served as a board member for Girls Scouts of the Nation’s Capital and Leadership Greater Washington and on the Pamplin College of Business Advisory Council for Virginia Tech as well as the National Capital Region Advisory Board for the American Red Cross. Ms. Edwards holds a B.S. in Accounting from Virginia Tech and is a licensed CPA. Our Board of Directors believes Ms. Edwards’ extensive experience in public company accounting qualifies her to serve on our Board of Directors.

Barbara “Bobbie” Kilberg has served as a member of our Board of Directors since January 2017. Ms. Kilberg is President and CEO Emeritus of the Northern Virginia Technology Council (the “NVTC”), one of the largest technology councils in the nation. Ms. Kilberg held the position of President and CEO of NVTC from 1998 to 2020. She currently serves as Strategic Advisor to NVTC, as well on the Board of Advisors to CNSI and RevTek Solutions. Ms. Kilberg holds a B.A. in Political Science from Vassar College, an M.A. in Political Science from Columbia University, and a J.D. from Yale University. Our Board of Directors believes Ms. Kilberg’s experience working with technology companies at NVTC and in national and local government positions qualifies her to serve on our Board of Directors.

Mark Lynch has served as a member of our Board of Directors since June 2022 and prior to that served as our Chief Financial Officer from October 2008 to March 2022. Mr. Lynch holds a B.S. in Accounting from Pennsylvania State University and an M.B.A. in Finance from George Washington University. Our Board of Directors believes Mr. Lynch's unique perspective on our business and operations from his extensive experience working as our CFO qualify him to serve on our Board of Directors.

William D. McCarthy has served as a member of our Board of Directors since June 2022 and as Acting Chief Operating Officer since May 2022. Prior to that he served as an Advisor to our Board of Directors from April 2021. Until March 2021, Mr. McCarthy served as Executive Vice President, Worldwide Field Operations and Chief Revenue Officer of Infoblox Inc., a security and network control company. Prior to Infoblox, which he joined in 2016, Mr. McCarthy held various positions at Cisco Systems from 2003 to 2016, where he most recently served as Vice President for Cisco’s Global Service Provider business. He has also been serving as an Advisory Board Member at Bull City Venture Partners since 2014. Mr. McCarthy holds a B.S. in Business Administration and Marketing from Illinois State University. Our Board of Directors believes Mr. McCarthy’s experience in operating revenue operations at large scale companies qualifies him to serve on our Board of Directors.

Michael J. Mulligan has served as a member of our Board of Directors since 2008. Since February 2001, Mr. Mulligan has served as President of Sea Level Investment Corporation, a personal investment company. Mr. Mulligan was chairman and Chief Executive Officer of Mapquest.com prior to its acquisition by AOL in 2001. Mr. Mulligan also has held senior positions with American Express, Official Airline Guides, and Berlitz International. Mr.

Mulligan holds a B.A. from Wheeling Jesuit University and an M.B.A. from Harvard University. Our Board of Directors believes Mr. Mulligan’s extensive executive experience qualifies him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Because our Chief Executive Officer, Mr. Calkins, owns in excess of 50% of the voting power of our outstanding capital stock, we are eligible for the “controlled company” exemption to the corporate governance rules for publicly-listed companies, which means we are exempt from the Nasdaq Stock Market (“Nasdaq”) listing standards requirement for a majority of the members of our Board of Directors to qualify as “independent,” as affirmatively determined by the Board of Directors, and to have our Compensation Committee as well as Nominating and Corporate Governance Committee composed solely of independent directors.

The Board consults with the Company’s counsel to ensure the independence determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Currently, a majority of our Board of Directors qualify as “independent”; however, after the Annual Meeting we will have four independent directors and four non-independent directors due to Mr. Boccassam not being up for re-election. We will continue to have our Compensation Committee and Nominating and Corporate Governance Committee composed solely of independent directors.

Consistent with these considerations, our Board of Directors has undertaken a review of the independence of the nominated directors and considered whether any has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director and director nominee concerning their background, employment, and affiliations, including family relationships, our Board of Directors determined that Messrs. Biddle and Mulligan and Mses. Edwards and Kilberg, representing four of our eight nominated directors, would be “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. Messrs. Calkins, Kramer, and Lynch are not considered independent because they are or were executive officers of the Company within the past three years, and Mr. McCarthy is not considered independent because of his compensated consulting work as Acting Chief Operating Officer of the Company and a former Advisor to the Board. In making these independence determinations, our Board of Directors considered the current and prior relationships each non-employee director and director nominee has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and director nominee.

BOARD LEADERSHIP STRUCTURE

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Calkins. The Company believes combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Chairman of the Board has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes combining the positions of Chief Executive Officer and Chairman of the Board provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes a combined Chief Executive Officer and Chairman of the Board is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes it is advantageous to have a Chairman of the Board possessing an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Chairman of the Board. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, the Company believes it is advantageous to combine the positions of Chief Executive Officer and Chairman of the Board at this time.

As described above under “Independence of the Board of Directors,” four of the eight director nominees on the Board of Directors are “independent directors.” Our independent directors meet separately from the rest of the Board, including the Chief Executive Officer and Chairman of the Board, at least two times per year. The Company believes such separate meetings of the independent members of the Board of Directors help ensure the effective independent functioning of the Board in its oversight responsibilities.

ROLE OF THE BOARD IN RISK OVERSIGHT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity, and reputational risks. One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Board receives regular updates from the management team on cybersecurity, financial, and operating risks and is involved in strategic decisions related to the impact of these risks on our business. Our Audit Committee has the responsibility to review and discuss with management and the Company’s auditors the Company’s policies on financial reporting risk management and assessment. The Audit Committee provides regular reports to the Board of Directors about material issues affecting the quality or integrity of the Company’s financial statements, compliance with legal or regulatory requirements, the performance or independence of the Company’s auditors, and other matters as the Audit Committee deems appropriate. Our Nominating and Corporate Governance Committee periodically reviews and assesses the effectiveness of our corporate governance guidelines. Our Compensation Committee reviews our employee compensation practices and policies as they relate to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material, adverse effect on the Company. Typically, the Board as a whole meets with the key employees responsible for risk management, including cybersecurity, at least annually. Both the Board as a whole and the various standing committees receive periodic reports from our risk management leaders, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met five times during 2022. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member. Members of our Board of Directors are also invited and encouraged to attend each annual meeting of stockholders. Each member of our Board of Directors attended our 2022 Annual Meeting of Stockholders, except for Ms. Kilberg.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal, accounting, or other outside advisors as it deems appropriate to carry out its responsibilities. The Board of Directors has determined each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. As described in more detail in its charter, the principal duties and responsibilities of the Audit Committee include, among other things:

•Helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•Managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•Reviewing our policies on financial reporting risk assessment and management;
•Reviewing related party transactions;

•Obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•Approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee is currently composed of three directors: Ms. Edwards and Messrs. Biddle and Mulligan. Ms. Edwards is the chair of the Audit Committee. The Audit Committee met six times during 2022. The Board has adopted a written Audit Committee charter available to stockholders on the Company’s website at investors.appian.com.

The Board of Directors reviews the Nasdaq listing standards’ definition of independence for Audit Committee members on an annual basis and has determined all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined Ms. Edwards qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Edwards’ level of knowledge and experience based on a number of factors, including her experience as an audit partner focused on public companies.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Audit Committee has approved the appointment of BDO USA, LLP to serve as our independent public accountants for the year ending December 31, 2023 and has directed the appointment of BDO USA, LLP be submitted to our stockholders for ratification.

THE AUDIT COMMITTEE

Shirley A. Edwards, Chair
A.G.W. “Jack” Biddle, III
Michael J. Mulligan

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Messrs. Boccassam and Mulligan and Ms. Kilberg. Mr. Mulligan is the chair of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during 2022. The Board has adopted a written Compensation Committee charter available to stockholders on the Company’s website at investors.appian.com.

As described in more detail in its charter, the principal duties and responsibilities of the Compensation Committee include, among other things:

•Reviewing and approving the compensation and terms of compensatory arrangements for our executive officers;

•Reviewing and recommending to our Board of Directors the compensation of our directors;
•Administering our equity incentive plans and other benefit programs;
•Reviewing, adopting, amending, or terminating and approving incentive compensation and equity plans and other benefit programs; and
•Reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company nor have they ever been an officer or employee of the Company.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Secretary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from legal, accounting, or other outside advisors or compensation consultants to assist in the evaluation of director and officer compensation. The Compensation Committee has sole responsibility for the appointment, authority to select, retain, and terminate any such consultants or advisors engaged for the purpose of advising the Committee, and such consultants or advisors will report directly to the Committee. Under the charter, the Compensation Committee may only select compensation consultants, legal counsel, or other advisors to the Committee after assessing the independence of these persons in accordance with the factors prescribed by Nasdaq; however, there is no requirement any such adviser be independent.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee may also consider matters related to individual compensation such as compensation for new executive hires, as well as high-level strategic issues such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The Compensation Committee reviews and determines the compensation to be paid to the Company’s executive officers and directors. In the case of the Chief Executive Officer, the Compensation Committee reviews and approves the compensation and other terms of employment and evaluates the Chief Executive Officer’s performance in achieving corporate performance goals and objectives. The Chief Executive Officer may not be present during the voting or deliberations regarding his compensation.

For all other executive officers and senior management, the Compensation Committee reviews and approves the individual and corporate performance goals and objectives and determines and approves all elements of compensation and terms of employment of these individuals. The Chief Executive Officer may be present during these discussions but may not vote. The Compensation Committee also reviews the type and amount of compensation to be paid or awarded to Board members and recommends such compensation to the Board for its approval.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy

Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

THE COMPENSATION COMMITTEE

Michael J. Mulligan, Chair
Prashanth “PV” Boccassam
Barbara “Bobbie” Kilberg

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of three directors: Messrs. Boccassam and Mulligan and Ms. Kilberg. Mr. Mulligan is the chairman of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two times during 2022. The Board has adopted a written Nominating and Corporate Governance Committee charter available to stockholders on the Company’s website at investors.appian.com.

As described in more detail in its charter, the principal duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•Identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•Considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•Developing and making recommendations to our Board of Directors regarding corporate governance guidelines and practices; and
•Overseeing periodic evaluations of our Board of Directors’ performance including committees of the Board of Directors.

The Nominating and Corporate Governance Committee believes candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being over 21 years of age. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial, and ethnic diversity), age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, the determination of which is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attention: Secretary. The written recommendation must be received by the Nominating and Corporate Governance Committee no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number of Company shares that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the proposed nominee, and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

BOARD DIVERSITY MATRIX (AS OF APRIL 28, 2023)

In the matrix below, we have provided the statistical information required by Nasdaq Rule 5605(f) and 5606 (the “Nasdaq Board Diversity Rules”) as of April 28, 2023. As of this date, we were in compliance with Nasdaq Rule 5605(f) regarding Board diversity, and we will remain in compliance with such rule following our Annual Meeting giving effect to the directors standing for election at the meeting.

Total Number of Directors and Director Nominees	9
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	2
Part II: Demographic Background
Asian	—	1	—
White	2	4	—
Did Not Disclose Demographic Background	—	—	2

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may do so by sending written communications addressed to the Board or to such director c/o Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attention: Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party.

Each stockholder communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and hostile communications). The screening procedures have been approved by a majority of the independent directors. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. Communications determined by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

All communications made pursuant to the Company’s Accounting and Auditing Whistleblower Policy (the “Whistleblower Policy”) that relate to accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. Complaints covered by the Whistleblower Policy may be reported directly to our General Counsel via e-mail sent to compliance@appian.com or directly to the members of the Audit Committee via e-mail sent to auditcommittee@appian.com.

CODE OF ETHICS

The Company has adopted a Code of Conduct that applies to all directors, executives, employees, and independent contractors of the Company and its subsidiaries. The Code of Conduct is available on the Company’s website at investors.appian.com. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

INSIDER TRADING POLICY

We have adopted an insider trading policy that prohibits speculative or short-term trading. Specifically, no employee, director, or consultant may engage in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to our stock.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed management to submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO has audited the Company’s financial statements since 2013. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of BDO. Abstentions have the same effect as an “Against” vote. Broker non-votes are not expected to result from this proposal.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by BDO, the Company’s principal accountant:

	Year Ended December 31,
	2022	2021
Audit fees(1)	$2,242,061	$2,099,589
Audit-related fees(2)	22,880	21,000
Total fees	$2,264,941	$2,120,589
(1)“Audit fees” includes fees billed for the fiscal year shown for professional services for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the review of quarterly financial statements included in our quarterly reports on Form 10-Q, the consents issued for our registration statements, and statutory audits required internationally.
(2)“Audit-related fees” includes fees billed for professional services provided to us in connection with the annual audit of our employee benefit plan.

All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, BDO. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as disclosed in this Proxy Statement under the heading “Compensation Discussion and Analysis.”

In considering their vote, we urge our stockholders to review carefully our compensation policies and decisions regarding our named executive officers in this Proxy Statement. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the named executive officers who are critical to our success and to align their interests with the long-term interests of our stockholders. Under this program, the named executive officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative disclosure, is hereby APPROVED.”

Because the vote on this proposal is advisory, the result will not be binding on the Board, the Compensation Committee, or us. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of Proposal 3 requires the approval of the holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth our executive officers and their respective ages and positions with us as of the record date:

Name	Age	Position Held Within the Company
Matthew Calkins	50	Chief Executive Officer, President, Founder and Chairman of the Board
Christopher Jones	55	Chief Revenue Officer
Robert C. Kramer	48	General Manager, Founder and Director
Mark Matheos	42	Chief Financial Officer
Christopher Winters	50	General Counsel and Secretary
Pavel Zamudio-Ramirez	56	Chief Customer Officer

Messrs. Calkins and Kramer are members of our Board of Directors, and their biographies are set forth above under “Proposal No. 1.”

Christopher Jones has served as our Chief Revenue Officer since August 2022. Prior to that, he served as Executive Vice President of Worldwide Sales for business analytics platform provider Qlik from 2018 to 2021 and as Chief Partner Officer at Infoblox, the leader in cloud-first DNS management and security, from 2017 to 2018. Mr. Jones holds a B.A. in Economics from Duke University.

Mark Matheos has served as our Chief Financial Officer since April 2022. Prior to that, he served as our Chief Accounting Officer since December 2021, as the Company’s Senior Vice President, Global Corporate Controller from January 2021, Vice President, Corporate Controller from April 2017, and Vice President, Assistant Controller from October 2016. Mr. Matheos holds a B.S. degree in Accounting and Information Systems from Virginia Tech and is a Certified Public Accountant in Virginia.

Christopher Winters has served as our General Counsel since September 2015 and our corporate Secretary since November 2015. From June 2013 to August 2015, Mr. Winters was General Counsel at Applied Predictive Technologies, Inc., a software-as-a-service company focused on predictive analytics. From January 2008 to May 2013, Mr. Winters held positions in the legal department of CoStar Group Inc., a provider of commercial real estate information, analytics, and online marketplaces. Mr. Winters holds a B.A in History from Northern Illinois University and a J.D. from Harvard University.

Pavel Zamudio-Ramirez has served as our Chief Customer Officer since January 2021 and prior to that was Senior Vice President for Customer Success beginning in March 2020. From January 2018 to March 2020, he was an entrepreneur serving organizations in the integration of strategy, innovation, and collaboration practices. From 2012 to December 2017, Mr. Zamudio-Ramirez was Executive Vice President of Innovation and Transformation Services at Salesforce, a software company providing customer relationship management (“CRM”) services. Mr. Zamudio-Ramirez previously worked at the Monitor Group, a global strategy consulting company, for 16 years where he was a senior partner responsible for the West Coast business unit. Mr. Zamudio-Ramirez holds two M.A. degrees in Engineering and Management from the Massachusetts Institute of Technology.

Family Relationships

There are no family relationships among any of our executive officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2023, for:

•Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;
•Each of our named executive officers;
•Each of our directors and director nominees; and
•All of our executive officers, directors, and director nominees as a group.

The percentage ownership information shown in the table is based upon a total of 72,955,379 shares of Class A common stock outstanding as of March 31, 2023, assuming the conversion of 31,497,596 shares of Class B common stock into 31,497,596 shares of Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2023, which is 60 days after March 31, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. The number of shares in the table below beneficially owned by each person or entity reflects all shares of Class A and Class B common stock held by such person or entity as of March 31, 2023. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102.

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our Class A common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
Principal Stockholders:
Entities affiliated with Abdiel Capital Management, LLC(1)	10,115,510	13.9%
BlackRock, Inc.(2)	2,958,404	4.1%
The Vanguard Group, Inc.(3)	3,918,420	5.4%
Directors, Director Nominees, and Named Executive Officers:
A.G.W. “Jack” Biddle, III(4)	141,745	*
Prashanth “PV” Boccassam(5)	27,039	*
Matthew Calkins(6)	29,048,442	39.8%
Shirley A. Edwards	959	*
Barbara “Bobbie” Kilberg(7)	71,067	*
Robert C. Kramer(8)	2,383,980	3.3%
Mark Lynch(9)	45,767	*
William D. McCarthy	3,083	*
Michael J. Mulligan(10)	28,747	*
Mark Matheos(11)	7,344	*
Christopher Winters(12)	45,310	*
Pavel Zamudio-Ramirez(13)	14,128	*
Eric Cross	—	*
All current directors, director nominees, executive officers, and named executive officers as a group (14 persons)	31,817,709	43.6%
*Represents beneficial ownership of less than 1%.

(1)This information has been obtained from a Form 4 filed on February 21, 2023, by Abdiel Capital Management, LLC. The shares reported represent the aggregated holdings of Abdiel Qualified Master Fund, LP ("AQMF") and Abdiel Capital, LP ("ACLP"). Abdiel Capital Management, LLC is the general partner of AQMF and ACLP, and Abdiel Capital Advisors, LP serves as the investment manager of AQMF and ACLP. Colin T. Moran is the managing member of Abdiel Capital Management, LLC and Abdiel Capital Partners, LLC, which is the general partner of Abdiel Capital Advisors, LP. By virtue of the foregoing relationships, each of the reporting persons may be deemed to beneficially own the securities held by AQMF and ACLP. The principal business address of these persons and entities is 90 Park Avenue, 29th Floor, New York, New York 10016.
(2)This information has been obtained from a Schedule 13G/A filed on January 31, 2023, by BlackRock, Inc. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)This information has been obtained from a Schedule 13G/A filed on February 9, 2023, by The Vanguard Group. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Consists of 12,808 shares of Class A common stock held directly by Mr. Biddle, 82,500 shares of Class A common stock held by Jack Biddle, Inc., for which Mr. Biddle is the president, and 46,437 shares of Class A common stock held by three family trusts established for the benefit of Mr. Biddle's children, for which Mr. Biddle serves as the trustee.
(5)Consists of 26,510 shares of Class A common stock and 529 shares of Class B common stock held directly by Mr. Boccassam.
(6)Consists of 388,379 shares of Class A common stock held directly by Mr. Calkins, 6,941,070 shares of Class B common stock held by Wallingford, LLC, for which Mr. Calkins serves as the managing member, 20,274,710 shares of Class B common stock held by Calkins Family LLC, for which Mr. Calkins serves as the managing member, and 1,444,283 shares of Class B common stock issuable upon the exercise of options. Mr. Calkins, Wallingford, LLC, and Calkins Family LLC have pledged 388,379 shares of Class A common stock, 2,683,333 shares of Class B common stock, and 1,600,000 shares of Class B common stock, respectively, as security for loans.
(7)Consists of 1,724 shares held directly; 1,246 shares held by the Barbara Greene Kilberg Living Trust U/A dated July 1, 1998, of which William and Barbara Kilberg are the co-trustees; 1,246 shares held by the Kilberg Family Trust U/A dated October 13, 2021, of which Barbara Kilberg is the trustee; 1,651 shares held by William & Barbara Kilberg Trustees of the William Kilberg Trust dated July 1, 1998 and Barbara & William Kilberg Trustees of the Barbara Kilberg Trust dated July 1, 1998, Tenants in Common, which are pledged as security for a line of credit; and 65,200 shares of Class B common stock issuable upon the exercise of options.
(8)Consists of 161,382 shares of Class A common stock held directly by Mr. Kramer and 9,120 and 2,213,478 shares of Class A and Class B common stock, respectively, held by The Robert C. Kramer Revocable Trust, for which Mr. Kramer serves as sole trustee and beneficiary.
(9)Consists of 36,237 shares of Class A common stock held directly by Mr. Lynch and 9,530 shares of Class B common stock issuable upon the exercise of options.
(10)Consists of 24,620 shares of Class A common stock held directly by Mr. Mulligan and 3,070 and 1,057 shares of Class A and Class B common stock, respectively, held by Sea Level Investments, of which Mr. Mulligan is the president.
(11)Consists of 3,779 shares of Class A common stock held directly by Mr. Matheos and 3,565 RSUs vesting within 60 days of March 31, 2023.
(12)Consists of 45,210 shares of Class A common stock held directly by Mr. Winters and 100 shares of Class B common stock issuable upon the exercise of options.
(13)Consists of 9,241 shares of Class A common stock held directly by Mr. Zamudio-Ramirez and 4,887 RSUs vesting within 60 days of March 31, 2023.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The following Compensation Discussion and Analysis is a discussion of certain aspects of our compensation programs and practices as they relate to our principal executive officer, principal financial officer, former principal financial officer, the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2022, and one additional individual, our former Chief Revenue Officer, for whom disclosure would have been required but for the fact he was not serving as an executive officer at the end of the last completed fiscal year, whom we refer to below collectively as our “Named Executive Officers” or “NEOs.”

Set forth below is also a description of the philosophy and objectives underlying our executive compensation policies, the most important executive compensation decisions during 2022, and an analysis of these policies and decisions.

Our named executive officers for 2022 are:

Name	Title
Matthew Calkins	Chief Executive Officer, President, Founder, and Chairman of the Board
Robert Kramer	General Manager
Mark Matheos	Chief Financial Officer(1)
Christopher Winters	General Counsel and Secretary
Pavel Zamudio-Ramirez	Chief Customer Officer
Eric Cross	Former Chief Revenue Officer
Mark Lynch	Former Chief Financial Officer
(1)Mr. Matheos served as Senior Vice President, Global Corporate Controller until December 30, 2021 and was promoted to Chief Accounting Officer on December 31, 2021 and to Chief Financial Officer on April 1, 2022. Prior to his promotion to Chief Accounting Officer, Mr. Matheos was not an executive officer.

Executive Summary

Our Company

We provide a process automation platform that helps organizations unleash digital innovation and drive efficiency. Appian was founded on the optimistic premise that when given a platform to do so, people will embrace the opportunity to transform the way they work. We combine people, technologies, and data in end-to-end processes that maximize our customers' resources and dramatically improve business results.

We sell our software almost exclusively through subscriptions. As of December 31, 2022, we had 925 customers in a wide variety of industries, of which 712 customers were commercial and 213 customers were government or non-commercial entities.

Business Highlights

For our fiscal year ended December 31, 2022, we continued to build on a strong foundation of business results that provide context for our stockholders reviewing our executive compensation program. Our fiscal 2022 highlights include the following:

•Total revenue was $468.0 million.
•Subscriptions revenue was $340.2 million, an increase of 29% over 2021.
•Cloud subscription revenue retention rate was 115% as of December 31, 2022.
•GAAP operating loss was $145.0 million in 2022 compared to a loss of $83.9 million in 2021.
•Non-GAAP operating loss* was $83.3 million in 2022 compared to a loss of $43.7 million in 2021.
•Total number of subscription customers at December 31, 2022 was 896, an increase of 14% year-over-year.

* Non-GAAP operating loss is a non-GAAP financial measure, which represents GAAP operating loss, excluding stock-based compensation expense and certain litigation expenses. A reconciliation from GAAP operating loss to non-GAAP operating loss is set forth in Appendix A to this Proxy Statement.

Executive Compensation Philosophy and Practices

Philosophy and Objectives

Our compensation philosophy is driven by our objective to attract and retain exceptional individuals across the Company. We seek to reward those who take on additional responsibility, are innovative, and are making an impact in a way that incorporates our core values of Respect, Ambition, Work to Impact, and Respectful Dissent & Resolution. These principles and people are the pillars of our organization. Our objective is to signal to these individuals they have a future with the Company and are valued.

Our executive compensation program fits within this philosophy and aims to achieve these objectives. In addition, we also believe as a public company, certain elements of our executive compensation programs should align employee interests with those of our stockholders.

Practices and Policies

The Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation as well as cash and non-cash compensation it believes are appropriate to achieve the goals of our executive compensation program and our corporate objectives. We do not have formal policies for allocating compensation among base salary, annual performance bonuses, and equity awards or among cash and non-cash compensation. Except with respect to his own compensation, our Chairman and CEO Matt Calkins advises the Compensation Committee with respect to the compensation of our NEOs.

The following is a summary of our guiding principles and practices with respect to executive compensation:

What We Do	What We Don't Do
✓ Conduct annual executive compensation review	✗ No “single trigger” change in control payments
✓ Place a significant amount of targeted compensation at risk	✗ No stock option repricing
✓ Tie performance bonus opportunities to corporate objectives	✗ No automatic acceleration of vesting under equity plans
✓ Design our compensation programs to discourage excessive risk-taking	✗ No executive retirement plans
✓ Place a cap on performance bonuses	✗ No special welfare or health benefits
✓ Conduct a say-on-pay vote on an annual basis	✗ No guaranteed salary increases or bonuses
✗ No significant perquisites
✗ No Section 280G tax gross-ups

Elements of Executive Compensation

Our compensation program generally consists of, and is intended to strike a balance among, three principal elements for each NEO: base salary, short-term cash incentive payments, and stock-based compensation. Set forth below is a description of these elements, their principal features, and why we pay them.

Base Salary

Base salary is one component of each NEO’s cash compensation. We establish base salary after considering a number of factors, including the scope of each NEO’s responsibilities, the performance of the NEO, and current economic and competitive market conditions. Base salaries are used to attract, motivate, and retain outstanding employees with a set amount and consistent payments. Base salaries for our NEOs are reviewed annually by the Compensation Committee and at the time of a promotion or other changes in responsibility of a NEO and may be adjusted after considering the above factors.

Short-Term Cash Incentive Payments

We believe short-term cash incentives are an important and effective way to align NEO pay with Company performance because short-term cash incentives are actually earned only when our NEOs help us achieve certain business objectives. We measure short-term cash incentive award achievement on a quarterly and annual basis, which also helps us more closely equate executive pay with real-time performance. The NEOs participate in the following bonus plans designed to achieve these objectives.

Senior Executive Cash Incentive Bonus Plan

Each NEO, other than Mr. Cross, who participated in the Sales Commission Plan, is entitled to participate in the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”), a performance-based target incentive payment program. Under the Bonus Plan, the NEO is eligible to receive a cash incentive payment based on the attainment of one or more corporate performance goals approved by the Board. The target amount for each NEO is determined by the Compensation Committee each year, generally at the beginning of such year. The Bonus Plan is intended to provide an incentive for superior work and to motivate eligible executives toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to attract and retain highly qualified executives.

Customer Success Bonus Plan

As the Chief Customer Officer, Mr. Zamudio-Ramirez is eligible to participate in the Customer Success Bonus Plan (the “CS Bonus Plan”). The CS Bonus Plan is designed to reward our Customer Success organization employees for achieving certain management by objectives (“MBO”) goals associated with actual service revenue, based quarterly with the opportunity for an end-of-year catch-up potential if quarterly performance exceeds 100% in any quarter, not to exceed 100% of the quarterly potential quarterly and 100% of the total bonus potential for the full year.

Sales Commission Plans

As the former Chief Revenue Officer, Mr. Cross was eligible to receive compensation under our sales commission plan for 2022. We establish sales commission plans to encourage and reward current contributions to our long-term revenue growth for our sales employees. Sales commission plans are set for each calendar year, and Mr. Cross was eligible to earn commissions based on the results of the worldwide sales team. The revenue targets are determined by our Board of Directors in consultation with our CEO and CFO.

Stock-Based Compensation

Another component of an NEO’s total compensation is stock-based compensation, in order to closely tie total compensation to long-term stockholder value. Accordingly, NEOs receive stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis. Because our compensation program is designed to reward long-term performance and operate over a period of years, NEOs may not necessarily receive set stock-based awards every year. In granting stock-based awards for a particular year, the Compensation Committee will consider the individual’s position and responsibilities, the vesting schedule and value of previously-granted stock-based awards, the timing since the last grant, and the number of shares available in our equity plans, among other factors. Annual total compensation as reported in the Summary Compensation Table below includes the entire fair value as of the grant date of a stock award granted in that year, without regard to the fact the grant vests over a number of years, and as such, a named executive officer’s total compensation as reported will be higher in years in which he received a grant compared to years in which he did not receive a grant.

How We Determine Executive Compensation

Role of our Compensation Committee

The Compensation Committee reviews each NEO’s compensation at least once a year and makes a final determination regarding any adjustments to the current compensation structure and levels after considering a number of factors. The Compensation Committee generally considers the scope of an officer’s responsibilities and performance, as well as the Company’s performance and current market conditions. The Compensation Committee also considers recommendations made by our CEO with regard to equity grants to the other NEOs based on the performance of each NEO over the past year. We do not use a peer group or consider competitive market pay data at this time and have no present intention to consider peer group compensation in the near term. We may change this practice in the future.

Role of Compensation Committee Consultants

Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. The Compensation Committee did not retain any compensation consultants in 2022 and has not retained one for 2023 at this time.

Role of Chief Executive Officer

Our CEO makes recommendations to the Compensation Committee regarding the setting of performance objectives for the Company. The CEO may also set specific goals for particular departments of the Company such as our Customer Success organization. Each NEO is required to operate his function with the purposes of meeting the overall performance objectives of the Company and to maximize the productivity of his own functional area of responsibility. While our Compensation Committee solicits the recommendations of our Chief Executive Officer, the Compensation Committee uses these recommendations as only one factor in making compensation decisions. No NEO participates in portions of any meetings during which decisions are made regarding his own compensation. The final salary adjustments and incentive awards to NEOs are approved solely by the Compensation Committee.

Say-on-Pay; Stockholder Engagement

At our 2022 Annual Meeting of Stockholders, our stockholders approved the advisory resolution on executive compensation with over 95% of votes cast voting in favor of the resolution. We considered the results of this vote and view this vote as confirmation our stockholders support our executive compensation policies and decisions.

We value our stockholders' feedback and actively engage with our stockholders, including through our quarterly earnings calls, investor conferences, and outreach through our Investor Relations department. We continued our engagement throughout 2022 during the global pandemic through virtual conferences, meetings, e-mails, and calls with institutional and retail investors.

2022 Executive Compensation Program

Base Salary

The Compensation Committee is responsible for reviewing and setting the base salaries of the NEOs. Base salaries are reviewed on a periodic basis by the Compensation Committee for all executive officers, including the NEOs. The Compensation Committee reviewed the base salary for Mr. Calkins in May 2022 and determined it would be appropriate to increase his base salary effective May 3, 2022 to $1,000,000. The base salaries for the other NEOs (other than Mr. Lynch, who had given his notice of retirement) were reviewed in March 2022 and set at the following levels, effective April 1, 2022: $500,000 for Mr. Cross, $450,000 for Mr. Kramer, $600,000 for Mr. Winters, and $800,000 for Mr. Zamudio-Ramirez. Mr. Matheos’ base salary was increased from $450,000 to $750,000 upon his promotion to Chief Financial Officer on April 1, 2022. The Compensation Committee considered the performance of the Company and the responsibilities and contributions of each officer to the success of the Company to determine these increases were appropriate and warranted.

The following table is a summary of each NEO's base salary for fiscal years 2022 and 2021 (all amounts presented are in whole dollars):

Name	2022	2021
Matthew Calkins	$1,000,000	$ 750,000(1)
Robert Kramer	$450,000	$350,000
Mark Matheos	$750,000	$ 450,000(2)
Christopher Winters	$600,000	$400,000
Pavel Zamudio-Ramirez	$800,000	N/A
Eric Cross	$500,000	$400,000
Mark Lynch	$600,000	$600,000
(1)Effective March 1, 2021.
(2)Effective December 31, 2021. In 2021, Mr. Matheos was paid $265,000 in base salary.

Senior Executive Cash Incentive Bonus Plan

For 2022, the Compensation Committee set corporate performance goals under the Bonus Plan that were based on the following objective criteria: (1) a minimum level of annual contract value bookings (“ACV Threshold”), (2) a minimum level of quarterly contract value bookings (the “Quarterly ACV Targets”), and (3) a minimum level of net new subscription customers (“NNSC”) for the year; provided, no payments are payable under (1) unless the Quarterly ACV Target for Q4 2022 is reached and the payments payable under (3) are subject to certain maximum amounts as set forth below, including a percentage of the bonus payable to non-NEO eligible employees (the “Corporate Bonus”).

The minimum levels were set with a goal of having Appian achieve superior revenue and customer growth rates in 2022 as well as to create the basis for growth in future periods through the renewal and expansion of subscription agreements with existing customers. Generally, the minimum levels are set such that the relative difficulty of achieving the minimum levels is consistent from year to year.

The amount each applicable NEO was eligible for under the Bonus Plan for 2022 was based on the following:

NEO	ACV Threshold Target (“ACV Target”)	Net New Subscription Customers ("NNSC")
Matthew Calkins	0.72905% of the amount of ACV Booking in excess of the ACV Threshold; provided the Quarterly ACV Target for Q4 is reached.
$1,666.67 for each NNSC in excess of the NNSC minimum for the year, up to a maximum payment of $150,000; provided, the bonus paid under this section divided by $300,000 shall not exceed the percentage of the Corporate Bonus achieved for the year.

Robert Kramer	0.24302% of the amount of ACV Booking in excess of the ACV Threshold; provided the Quarterly ACV Target for Q4 is reached.
$555.56 for each NNSC in excess of the NNSC minimum for the year, up to a maximum payment of $50,000; provided, the bonus paid under this section divided by $100,000 shall not exceed the percentage of the Corporate Bonus achieved for the year.

Mark Matheos	0.24302% of the amount of ACV Booking in excess of the ACV Threshold; provided the Quarterly ACV Target for Q4 is reached.
$555.56 for each NNSC in excess of the NNSC minimum for the year, up to a maximum payment of $50,000; provided, the bonus paid under this section divided by $100,000 shall not exceed the percentage of the Corporate Bonus achieved for the year.

Christopher Winters	0.24302% of the amount of ACV Booking in excess of the ACV Threshold; provided the Quarterly ACV Target for Q4 is reached.
$555.56 for each NNSC in excess of the NNSC minimum for the year, up to a maximum payment of $50,000; provided, the bonus paid under this section divided by $100,000 shall not exceed the percentage of the Corporate Bonus achieved for the year.

Pavel Zamudio-Ramirez	0.60754% of the amount of ACV Booking in excess of the ACV Threshold; provided the Quarterly ACV Target for Q4 is reached.
$1,388.89 for each NNSC in excess of the NNSC minimum for the year, up to a maximum payment of $125,000; provided, the bonus paid under this section divided by $250,000 shall not exceed the percentage of the Corporate Bonus achieved for the year.

Mark Lynch	0.48604% of the amount of ACV Booking in excess of the ACV Threshold; provided the Quarterly ACV Target for Q4 is reached.
$1,111.11 for each NNSC in excess of the NNSC minimum for the year, up to a maximum payment of $100,000; provided, the bonus paid under this section divided by $200,000 shall not exceed the percentage of the Corporate Bonus achieved for the year.

The corporate performance goals for 2022 were calculated following the end of the year in accordance with the Company’s financial statements and disclosures. Each NEO earned the following amounts under the Bonus Plan for 2022: $99,000 for Mr. Calkins, $35,668 for Mr. Kramer, $82,500 for Mr. Matheos, $30,668 for Mr. Winters, and $60,000 for Mr. Zamudio-Ramirez. Mr. Lynch was not eligible to earn a payout under the Bonus Plan for 2022 since he was not an employee on the payment date. Such amounts were based solely on achievement of the corporate performance goals, with no discretionary bonus element.

Customer Success Bonus Plan

For 2022, the total bonus opportunity for Mr. Zamudio-Ramirez was set at $62,500 per quarter. The quarterly bonus opportunities were measured and paid on a quarterly basis based on achievement of certain MBO goals associated with actual Service Revenue. Quarterly bonuses were set to be earned ratably beginning with achievement of 75% of the quarterly target and earned fully at 100% of the quarterly target. Mr. Zamudio-Ramirez received a bonus of $82,762 under the CS Bonus Plan for 2022.

Sales Commission Plan

Under our sales commission plan for 2022, Mr. Cross received a bonus of $184,975.

Other Bonus

In 2022, Mr. Winters received a special one-time cash bonus of $1,000,000. This was granted by the Compensation Committee in recognition of his outstanding leadership and success of the Legal Department.

Long-Term Equity Incentive Compensation

Equity awards are granted under our 2017 Equity Incentive Plan (the “2017 Plan”), which was adopted by our Board and approved by our stockholders in 2017. In 2022, the Compensation Committee evaluated and approved the following equity awards under the 2017 Plan: 700,000 options for Mr. Calkins, 14,795 RSUs for Mr. Matheos, 8,121 RSUs for Mr. Winters, and 12,256 RSUs for Mr. Cross. Each of these awards vests over a four-year period. See “Grants of Plan-Based Awards in 2022.” No other NEOs received any equity awards in 2022.

Other Features of Our Executive Compensation Program

Employment Agreements

Mr. Calkins has entered into the standard employment agreement all of our employees agree to when commencing employment with Appian. The terms of the standard employment agreement state the employee is an “at-will” employee and include provisions regarding non-competition, confidential information, and intellectual property. There are no provisions for additional payments upon termination or change-of-control of the Company.

We previously entered into employment agreements with Messrs. Cross, Lynch, Matheos, and Winters that include additional provisions to our standard employment agreement described above. These employment agreements provide for a severance payment of base salary for a period of six months, the vesting of unvested equity, and the payment of continued employment benefits for six months as discussed in additional detail below. We did not amend any of the employment agreements in 2022. Mr. Matheos’ employment agreement was entered into in April 2022.

Section 401(k) Plan, Health, and Other Benefits

We offer certain retirement, health, and other benefits to all employees. Our NEOs are eligible to participate in these benefit plans on the same basis as all other employees.

We provide a 401(k) Retirement Savings Plan (the “401(k) Plan”) to eligible U.S. employees that is intended to qualify under Section 401(k) of the Code as a defined contribution retirement plan. The 401(k) Plan allows participants to make elective deferrals of a portion of their income as a contribution to a Section 401(k) profit sharing plan. Under the 401(k) Plan, the Company may, but is not required to, make matching contributions. For 2022, the Company made semi-monthly matching contributions of $1.00 per $1.00 of the employee’s contribution for such pay period, up to a maximum of 4% of the employee’s gross compensation for such pay period.

Our health and benefit plans include medical, dental, vision, critical illness, accident, hospital indemnity, disability, life, long and short-term disability insurance, and health savings and flexible spending accounts. All employees also receive flexible leave with no set maximum number of vacation days and a medical leave program that allows employees to take sick leave when they need it, up to 10 consecutive business days.

Perquisites and Other Personal Benefits

We do not believe it is appropriate at this time to provide special perquisites and benefits and thus our NEOs do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally places a limit of $1 million on the amount of compensation deductible by a company in any one year with respect to compensation paid to certain of its officers, called covered employees. While we are mindful of the benefit of tax deductibility of compensation, we also value the flexibility of compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, we may approve compensation that may not be fully deductible.

Accounting

Under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”), the company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Other Compensation Policies and Practices

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

We maintain an insider trading policy that prohibits employees, directors, and consultants from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to our stock. We do not have any stock ownership requirements in place for our NEOs or prohibitions on pledging our stock.

We generally grant RSUs to newly hired employees shortly after the employee’s start date and subject to prior approval of the Compensation Committee. All employees are eligible for merit-based equity grants periodically throughout the year, subject to the approval of the Compensation Committee. We do not time the granting of equity awards to coordinate with the release of material non-public information.

Compensation Risk Assessment

As part of its review of the compensation paid to our employees, including our NEOs, the Compensation Committee considers any risks arising from the design and elements of our compensation policies and practices. We have determined the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and any potential risks are not reasonably likely to have a material adverse effect on our Company as a whole.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years 2022, 2021, and 2020, compensation awarded to, paid to, or earned by the Company’s Named Executive Officers as of December 31, 2022, in accordance with SEC rules. All amounts are presented in whole dollars.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Matthew Calkins(5) Chief Executive Officer	2022	915,625	—	18,823,638	99,000	12,380	19,850,643
	2021	708,333	—	—	261,810	11,705	981,848
	2020	500,000	—	—	297,525	11,433	808,958
Robert Kramer(5), (6) General Manager	2022	425,000	—	—	35,668	12,380	473,049
	2021	350,000	—	—	87,270	9,950	447,220
	2020	300,000	—	—	49,588	11,630	361,218
Mark Matheos(6) Chief Financial Officer	2022	676,753	766,593	—	82,500	13,320(7)	1,539,166
	2021	265,000	400,038	—	43,635	12,670(7)	721,343
Christopher Winters General Counsel and Secretary	2022	550,000	413,115	—	1,030,668	13,476(7)	2,007,260
	2021	400,000	—	—	87,270	10,847(7)	498,117
	2020	350,000	—	—	49,588	11,544(7)	411,132
Pavel Zamudio-Ramirez(6) Chief Customer Officer	2022	775,000	—	—	309,101	16,206(7), (8)	1,100,307
Eric Cross Former Chief Revenue Officer	2022	370,808	600,176	—	200,000	12,415	1,183,399
	2021	400,000	600,269	—	845,926	11,761	1,857,956
	2020	400,000	1,473,725	—	247,938	9,353	2,131,016
Mark Lynch(5) Former Chief Financial Officer	2022	261,364	—	—	—	11,791(7)	273,155
	2021	600,000	846,696	—	174,540	11,018(7)	1,632,254
	2020	400,000	—	—	49,588	11,769(7)	461,357
(1)This column reflects the full grant date fair value of RSUs granted during the year measured pursuant to ASC 718, the basis for computing stock-based compensation in our consolidated financial statements. For the RSU awards, the grant date fair value is calculated using the closing price of our Class A common stock on the date of grant. See Notes 2 and 11 to our Annual Report on Form 10-K for the year ended December 31, 2022 for information regarding the value determination of the RSU awards. There is no assurance the grant date fair values will ever be realized by any Named Executive Officer. See the “Outstanding Equity Awards at December 31, 2022” table below for information on RSU awards granted to our Named Executive Officers that remained outstanding as of December 31, 2022.
(2)This column reflects the full grant date fair value of options granted during the year measured pursuant to ASC 718. In accordance with Accounting Standards Update 2016-09, we account for forfeitures as they occur rather than estimate expected forfeitures. For stock options, we calculate the grant date fair value using the Black-Scholes model using the assumptions described in Note 11 to our Annual Report on Form 10-K for the year ended December 31, 2022. There is no assurance the grant date fair values will ever be realized by any Named Executive Officer. See the “Outstanding Equity Awards at December 31, 2022” table below for information on stock option awards granted to our Named Executive Officers that remained outstanding as of December 31, 2022.
(3)Totals for 2022, 2021, and 2020 represent amounts earned by our NEOs, other than Mr. Cross and Mr. Winters for 2022, during those years pursuant to our Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). The 2022 total for Mr. Cross includes $184,975 earned under the Sales Commission Plan and a $200,000 retention bonus. The 2021 and 2020 total for Mr. Cross represents amounts earned during 2021 and 2020 pursuant to his specific bonus program. The 2022 total for Mr. Winters includes $30,668 earned under the Bonus Plan and a one-time performance bonus of $1,000,000. See “2022 Executive Compensation Program - Other Bonus” above.
(4)The amounts reported in this column include matching contributions to our 401(k) savings plan or Roth IRA, life insurance premiums, and HSA contributions, which we provide to all eligible employees. See “Compensation Discussion and Analysis – Other Features of Our Executive Compensation Program.”
(5)Messrs. Calkins and Kramer are members of our Board of Directors but do not receive any additional compensation in their capacity as a director. Mr. Lynch became a member of our Board of Directors in June 2022, and the amounts listed herein for Mr. Lynch are for his compensation as Chief Financial Officer prior to becoming a director. See “Director Compensation” for his 2022 director compensation.
(6)Because Mr. Matheos was not a Named Executive Officer in 2020 and Mr. Zamudio-Ramirez was not a Named Executive Officer in 2021 or 2020, SEC rules do not require their compensation for those respective years to be reported. Mr. Matheos did not serve as Chief Financial Officer in 2021, and his compensation is being reported as an executive officer other than the principal financial officer for 2021. Mr. Kramer was not a Named Executive Officer in 2021, but SEC rules require his compensation for such year to be reported since he was a Named Executive Officer in 2020 and 2022.
(7)Includes payments for health savings account contributions, which is a benefit available to all employees. These payments totaled $1,000 in 2022, $1,000 in 2021, and $750 in 2020.
(8)Includes ESPP match of $2,250, which is a benefit available to all employees who participate in the ESPP.

GRANTS OF PLAN-BASED AWARDS IN 2022

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended December 31, 2022. Messrs. Zamudio-Ramirez and Kramer did not receive any plan-based awards in 2022 nor did Mr. Lynch as Chief Financial Officer in 2022. Mr. Lynch did receive RSUs in connection with his service as a director in 2022. See “Director Compensation,” below. There are no threshold, target, or maximum amounts set under the Bonus Plan for fiscal year 2022. The dollar values of the actual payments under the Bonus Plan are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For more information about our Bonus Plan, see “Compensation Discussion and Analysis - 2022 Executive Compensation Program - Senior Executive Cash Incentive Bonus Plan.”

Name	Grant Date	All Other Stock Awards: Number of RSUs(1)	All Other Option Awards: Number of Securities Underlying Options	Per Share Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Matthew Calkins	6/8/2022	—	700,000(3)	50.63	18,823,638
Mark Matheos	2/24/2022	4,379(4)	—	—	256,522
	5/3/2022	10,416(5)	—	—	510,072
Christopher Winters	8/2/2022	8,121(6)	—	—	413,115
Eric Cross	5/3/2022	12,256(7)	—	—	600,176
(1)The RSU award was granted pursuant to our 2017 Plan. Each RSU represents a contingent right to receive one share of our Class A Common Stock (or its cash equivalent, at our discretion).
(2)See Footnotes 1 and 2 to the “Summary Compensation Table,” above, as applicable.
(3)The option will vest in four installments of 25% each if (a) the average closing price per share of the Company's Class A common stock for a 365 calendar day period equals each of $175, $200, $225, and $250, respectively (the "Vesting Price Threshold"), or (b) if the Company engages in a corporate transaction in which the Company's Class A common stock is valued at or above a Vesting Price Threshold, in each case prior to June 7, 2030.
(4)The RSUs vested on March 5, 2023.
(5)The RSUs vest in four installments of 25% each anniversary of May 5, 2022, provided the NEO has provided continuous service to us through each vesting date.
(6)3,185 of the RSUs vest on November 5, 2023, and 4,936 of the RSUs vest 25% on each anniversary of November 5, 2022 in each case provided the NEO has provided continuous service to us through each vesting date.
(7)The RSUs were to vest 25% on each anniversary of May 5, 2022, provided the NEO provided continuous service to us through each vesting date; thus, none of the RSUs vested prior to Mr. Cross’ departure.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

The following table shows, for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers. Messrs. Cross and Kramer did not have any outstanding equity awards at fiscal year-end. The market value of the Stock Awards represents the market value of the shares of Class A common stock underlying the RSUs as of December 31, 2022, based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market of $32.56 on such date.

	Option Awards(1)					Stock Awards (RSUs)(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options: Exercisable(2)	Number of Securities Underlying Unexercised Options: Unexercisable(3)	Option Exercise Price(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(5)	Market Value of Shares or Units of Stock That Have Not Vested
Matthew Calkins	7/20/2016	1,444,183	—	$9.46	7/20/2026	—	$—
	4/25/2017	100	—	$12.00	4/25/2027	—	$—
	6/8/2022	—	700,000(6)	$50.63	6/7/2032	—	$—
Mark Matheos	—	—	—	$—	—	20(7)	$651
	—	—	—	$—	—	2,262(8)	$73,651
	—	—	—	$—	—	2,823(9)	$91,917
	—	—	—	$—	—	4,379(10)	$142,580
	—	—	—	$—	—	10,416(11)	$339,145
Christopher Winters	4/25/2017	100	—	$12.00	4/25/2027	4,522(8)	$147,236
	—	—	—	$—	—	8,121(14)	$264,420
Pavel Zamudio- Ramirez	—	—	—	$—	—	3,102(15)	$101,001
	—	—	—	$—	—	1,764(9)	$57,436
	—	—	—	$—	—	12,897(16)	$419,926
Mark Lynch	7/20/2016	9,430	—	$9.46	7/20/2026	—	$—
	4/25/2017	100	—	$12.00	4/25/2027	76(12)	$2,475
	—	—	—	$—	—	9,044(8)	$294,473
	—	—	—	$—	—	4,178(13)	$136,036
(1)All of the option awards and RSU awards listed in this table and granted before our 2017 Plan became effective on May 24, 2017 were granted under the 2007 Plan; all other option awards and RSU awards listed in this table were granted under the 2017 Plan.
(2)The shares of Class B common stock reflected in this column are vested and exercisable.
(3)The shares of Class B common stock reflected in this column had not satisfied the option vesting requirements as of December 31, 2022.
(4)All of the option awards listed in the table were granted with a per share exercise price equal to or above the fair market value of our common stock on the date of the grant as determined in good faith by our Board of Directors.
(5)The shares of Class A common stock reflected in this column had not satisfied the RSU vesting requirements as of December 31, 2022.
(6)The option will vest in four installments of 25% each if (a) the average closing price per share of the Company's Class A common stock for a 365 calendar day period equals each of $175, $200, $225, and $250, respectively (the "Vesting Price Threshold") or (b) if the Company engages in a corporate transaction in which the Company's Class A common stock is valued at or above a Vesting Price Threshold, in each case prior to June 7, 2030.
(7)The RSUs were granted on April 27, 2018 and vest on May 5, 2023, subject to the NEO’s continued service through the vesting date.
(8)The RSUs were granted on October 29, 2019 and vest in two equal annual installments on each of November 5, 2023 and November 5, 2024, subject to the NEO’s continued service through each vesting date.
(9)The RSUs were granted on May 4, 2021 and vest in three equal annual installments on each of May 5, 2023, May 5, 2024, and May 5, 2025, subject to the NEO's continued service through each vesting date.
(10)The RSUs were granted on February 24, 2022 and vest on May 5, 2023, subject to the NEO's continued service through the vesting date.
(11)The RSUs were granted on May 3, 2022 and vest in four equal annual installments on each of May 5, 2023, May 5, 2024, May 5, 2025, and May 5, 2026, subject to the NEO’s continued service through each vesting date.
(12)The RSUs were granted on October 19, 2018 and vest on November 5, 2023, subject to the NEO’s continued service through the vesting date.
(13)The RSUs were granted on January 8, 2021. 1,393 vested on January 5, 2023, 1,392 and 1,393 will vest on each of January 5, 2024 and January 5, 2025, subject to the NEO's continued service through each vesting date.
(14)The RSUs were granted on August 2, 2022. 3,185 of the RSUs vest on November 5, 2023, and 4,936 of the RSUs vest 25% on each anniversary of November 5, 2022, subject to the NEO’s continued service through each vesting date.
(15)The RSUs were granted on November 2, 2021 and vest in three equal annual installments on each of November 5, 2023, November 5, 2024, and November 5, 2025, subject to the NEO’s continued service through each vesting date.

(16)The RSUs were granted on May 5, 2020 and vest in three equal annual installments on each of May 5, 2023, May 5, 2024, and May 5, 2025, subject to the NEO’s continued service through each vesting date.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table presents, for each of the Named Executive Officers, on an aggregate basis, the number of shares of our common stock acquired upon the exercise of stock options and the vesting and settlement of RSUs during the fiscal year ended December 31, 2022 as well as the aggregate value realized on the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards (RSUs)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1), (2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1), (3) ($)
Matthew Calkins	700,000	22,372,000	—	—
Robert Kramer	13,602	878,330	10,000	384,300
Mark Matheos	4,020	182,910	2,112	89,573
Christopher Winters	1,896	83,936	12,261	471,190
Pavel Zamudio-Ramirez	—	—	8,068	371,601
Eric Cross	—	—	8,936	421,600
Mark Lynch	20,570	930,973	15,990	645,746
(1)These values assume the fair market value of the Class B common stock underlying certain of the RSUs and options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.
(2)The aggregate value realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the option.
(3)The aggregate value realized upon the vesting of an RSU represents the aggregate market price of the shares of our Class A common stock or Class B common stock (which is assumed to be equal to our Class A common stock as described in footnote (1) above) on the vesting date.

EMPLOYMENT AGREEMENTS

Messrs. Calkins, Kramer, and Zamudio-Ramirez are employed under our standard employment agreement available to all employees. Our standard employment agreement does not provide for any payments at, following, or in connection with the resignation, severance, retirement, or other termination (including constructive termination) of the employee, a change in his responsibilities, or a change in control of the Company. Each of our NEOs is an at-will employee. Regardless of the manner in which an NEO’s service terminates, the NEO is entitled to receive amounts earned during his term of service, including salary.

Mark Matheos. Pursuant to his employment agreement and as defined below, if Mr. Matheos’ employment with us is terminated by us without cause or if Mr. Matheos resigns his employment with us for Good Reason, in each case within 30 days prior to or one year following a Change in Control of our company, Mr. Matheos is entitled to receive: (i) six months of salary, (ii) full acceleration of vesting with respect to all then-unvested equity awards granted to Mr. Matheos pursuant to our equity incentive plans, and (iii) payment of premiums for continued health benefits under COBRA for up to six months. Mr. Matheos’ severance payments and benefits are conditioned on his complying with the post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.

Christopher Winters. Pursuant to his employment agreement and as defined below, if Mr. Winters’ employment with us is terminated by us without cause or if Mr. Winters resigns his employment with us for Good Reason, in each case within 30 days prior to or one year following a Change in Control of our company, Mr. Winters is entitled to receive (i) six months of salary, (ii) full acceleration of vesting with respect to all then-unvested equity awards granted to Mr. Winters pursuant to our equity incentive plans, and (iii) payment of premiums for continued health benefits under COBRA for up to six months. Mr. Winters’ severance payments and benefits are conditioned on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.

Eric Cross. Pursuant to his employment agreement and as defined below, if Mr. Cross’ employment with us was terminated by us without cause or if Mr. Cross resigned his employment with us for Good Reason, in each case within one year of a Change in Control of our company, Mr. Cross was entitled to receive (i) six months of salary, (ii) full acceleration of vesting with respect to all then-unvested equity awards granted to Mr. Cross pursuant to our equity incentive plans, and (iii) payment of premiums for continued health benefits under COBRA for up to six months. Mr. Cross’ severance payments and benefits were conditioned on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.

Mark Lynch. Pursuant to his employment agreement and as defined below, if Mr. Lynch’s employment with us was terminated by us without cause or if Mr. Lynch resigned his employment with us for Good Reason, in each case within 30 days prior to or one year following a Change in Control of our company, Mr. Lynch was entitled to receive: (i) six months of salary, (ii) full acceleration of vesting with respect to all then-unvested equity awards granted to Mr. Lynch pursuant to our equity incentive plans, and (iii) payment of premiums for continued health benefits under COBRA for up to six months. Mr. Lynch’s severance payments and benefits were conditioned on his complying with the post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.

“Change in Control” means the occurrence of (i) a change of ownership constituting more than 50% of the total voting power of Company stock (other than Mr. Calkins); (ii) a change in the effective control of the Company by replacement of a majority of the Board members during any twelve month period, which replacement is not endorsed by a majority of members of the Board or by vote of Mr. Calkins; or (iii) a change in ownership of a substantial portion of the Company’s assets, subject to certain limitations as set forth in each employment agreement.

“Good Reason” means (i) a material diminution in base compensation or target bonus; (ii) a material diminution in authority, duties, or responsibilities; (iii) a requirement to report to a corporate officer or Company employee other than the CEO; (iv) a material diminution in the employee’s budget; (v) a material change in the geographic location at which the employee must perform services; or (vi) any action or inaction that constitutes a material breach of the agreement by the Company, subject to certain limitations as set forth in each employment agreement.

EQUITY PLAN TERMS

Each of our NEOs holds equity awards under the terms of the 2017 Plan and, for those awards granted prior to our IPO, the 2007 Stock Option Plan (the “2007 Plan”). The 2017 Plan and 2007 Plan do not include provisions for automatic acceleration of vesting upon a change of control of us or other significant corporate transactions. Under the 2017 Plan, the portion of the RSU award that has not vested will be forfeited upon termination of the participant’s employment with us. Under the 2007 Plan, if a participant is terminated for cause, any unexercised and exercisable options may not be exercised after termination. If the participant is terminated because of the death of the participant, the participant’s legal representative may exercise any unexercised and exercisable options for a period of one year after the participant’s death, and if the participant is terminated for any other reason, the participant has 30 days to exercise any unexercised and exercisable options. For a complete description of the terms of the plans, refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 16, 2023.

SUMMARY OF ESTIMATED AMOUNTS PAYABLE UPON A TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made to Messrs. Matheos and Winters under the terms of their employment agreements in the event of a termination of employment without cause or for good reason in connection with a change in control, upon resignation, or death. Messrs. Lynch and Cross terminated their employment with the Company during 2022 without triggering any provisions of their respective employment agreements. In accordance with SEC regulations, the following table does not include any amount to be provided to a Named Executive Officer under any arrangement that does not discriminate in scope, terms, or operation in favor of the Named Executive Officer and that is available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent the amount payable to the Named Executive Officer would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed the termination took place on December 31, 2022 under the terms of the current employment agreements, based on the NEOs compensation structure as of December 31, 2022, and the price per share of our common stock is the closing price of our Class A common stock as reported on The Nasdaq Global Market on December 31, 2022, or $32.56. All amounts are presented in whole dollars.

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or by Employee for Good Reason, each in Connection with a Change in Control	Voluntary Termination	Death
Mark Matheos
Severance Payment	$375,000	$—	$—
Acceleration of Equity Awards	647,944	—	—
Insurance Benefits	7,840	—	—
Total:	$1,030,784	$—	$—
Christopher Winters
Severance Payment	$300,000	$—	$—
Acceleration of Equity Awards	411,656	—	—
Insurance Benefits	9,181	—	—
Total:	$720,837	$—	$—
CEO PAY RATIO

Under SEC rules, we are required to provide a reasonable estimate of the ratio of the annual total compensation of Mr. Calkins, our Chief Executive Officer, to the median of the annual total compensation of our other employees. During 2022, there have been no changes to our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Additionally, there was no change in the circumstances of the employee identified as the median employee in 2020. Therefore, as permitted by SEC rules, we used the same median employee as disclosed in our proxy statement filed in 2022.

For our last completed fiscal year, which ended December 31, 2022:

•The median of the annual total compensation of all of our employees (other than Mr. Calkins), including employees of our consolidated subsidiaries, was approximately $165,561.
•Mr. Calkins' annual total compensation for 2022, as reported in the Summary Compensation Table included in this Proxy Statement, was $19,850,643.
•Based on the above, for fiscal year 2022, the ratio of Mr. Calkins' annual total compensation to the median of the annual total compensation of all employees was approximately 120 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Pay Versus Performance Table

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the compensation actually paid to our CEO and, on an average basis, to our other NEOs (in each case as defined by Item 402(v) of Regulation S-K), our total shareholder return (“TSR”), the TSRs of the NASDAQ Computer Index over the same period, our net income, and the most important financial performance measure for compensatory purposes, our stock price. All amounts other than per share amounts are presented in whole dollars.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Stock Price as of December 31, ($)
					Total Return ($)	Peer Return ($)
2022	19,850,643	11,929,759	1,096,056	566,043	85.21	132.79	(150,920,305)	32.56
2021	981,848	32,179,193	1,177,418	(1,516,719)	170.66	206.76	(88,640,479)	65.21
2020	808,958	79,277,397	796,830	4,228,758	424.21	149.98	(33,476,840)	162.09

The following table is a reconciliation of amounts presented in the Summary Compensation Table and Compensation Actually Paid in the preceding table. SEC rules require certain adjustments to be made to the Summary Compensation Table totals to determine compensation actually paid. Compensation actually paid does not necessarily represent cash or equity value transferred to the PEO or applicable NEO without restriction but rather is a value calculated under applicable SEC rules. In general, compensation actually paid is calculated as Summary Compensation Table total compensation adjusted to reflect the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. All amounts presented are in whole dollars.

Year	Executives	Summary Compensation Table Total ($)	(-) Stock Awards ($)	(+ / -) Year-End Equity Value ($)	(+ / -) Change of Value of Prior Equity Awards ($)	(+ / -) Change in Value of Vested Equity Awards ($)	Compensation Actually Paid ($)
2022	CEO	19,850,643	(18,823,638)	10,903,054	(300)	—	11,929,759
	Other NEOs	1,096,056	(196,618)	124,357	(236,341)	(221,411)	566,043
2021	CEO	981,848	—	—	31,199,296	(1,951)	32,179,193
	Other NEOs	1,177,418	(461,751)	244,244	(968,541)	(1,508,089)	(1,516,719)
2020	CEO	808,958	—	—	84	78,468,355	79,277,397
	Other NEOs	796,830	(294,745)	836,255	722,978	2,167,440	4,228,758

Relationship Between Compensation Actually Paid and Performance Measures

The Company has determined the trading price of its common stock is the most important financial performance measure linking compensation actually paid to the performance because the Company’s stock price is a market condition applicable to the performance-based equity award that was granted to our CEO during the most recent fiscal year. Specifically, the stock option award granted to Mr. Calkins in 2022 will vest only if (a) the average closing price per share of the Company's Class A common stock for a 365 calendar day period equals each of $175, $200, $225, and $250, respectively (the "Vesting Price Threshold"), or (b) if the Company completes a corporate transaction in which the Company's Class A common stock is valued at or above a Vesting Price Threshold, in each case prior to June 7, 2030. We use non-financial performance metrics to link compensation actually paid for the other NEOs.

Comparison of Compensation Actually Paid, Company TSR, and Peer Group TSR
Compensation Actually Paid (in millions)
Company and Peer Group TSR
$80
$70
$60
$50
$40
$30
$20
$10
$0
$(10)
$500
$400
$300
$200
$100
$0
$79.3
$424
$150
$4.2
$32.2
$207
$171
$(1.5)
$11.9
$133
$85
$0.6
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company TSR
Peer Group TSR

Comparison of Compensation Actually Paid and Net Income
$79.3
$(33.5)
$32.2
$(88.6)
$11.9
$(150.9)
$4.2
$(1.5)
$0.6
$80
$70
$60
$50
$40
$30
$20
$10
$0
$(10)
Compensation Actually Paid (in millions)
$(30)
$(45)
$(60)
$(75)
$(90)
$(105)
$(120)
$(135)
$(150)
Net Income (in millions)
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Comparison of Compensation Actually Paid and Stock Price
Compensation Actually Paid (in millions)
$80
$70
$60
$50
$40
$30
$20
$10
$0
$(10)
Stock Price
$175
$150
$125
$100
$75
$50
$25
$79.3
$162.09
$4.2
$32.2
$65.21
$(1.5)
$11.9
$0.6
$32.56
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Stock Price

Comparison of Company TSR and Peer Group TSR
Total Shareholder Return
$450
$400
$350
$300
$250
$200
$150
$100
$50
$424.21
$206.76
$149.98
$170.66
$132.79
$100.00
$100.00
$85.21
December 31, 2019
December 31, 2020
December 31, 2021
December 31, 2022
Company TSR
Peer Group TSR

*Our peer group consists exclusively of the Nasdaq Computer Index.

2022 Performance Measures

The following table is a list of the three most important performance measures (one financial; two non-financial) that are used by the Company to link compensation actually paid to company performance for the most recently completed fiscal year:

Stock price
Annual contract value of bookings
Net new subscription customers

DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements

Our Board of Directors has adopted a director compensation policy for non-employee directors, which provides for the compensation of non-employee directors with cash and equity compensation. For 2022, under the policy, each non-employee director receives an annual board service retainer of $250,000. The annual retainers are paid one-half in the form of cash and one-half in the form of fully-vested shares of our Class A common stock to be issued pursuant to our 2017 Plan. The number of shares of Class A common stock is determined by dividing the dollar amount of retainers to be paid in shares by the fair market value per share of our common stock on the date the retainer is payable, rounded down to the nearest whole share. All equity awards under this policy are also subject to the limitations on compensation payable to non-employee directors set forth in our 2017 Plan. The annual retainers are paid or granted, as applicable, in equal quarterly installments in advance on the first day of each fiscal quarter in which the service occurs. Non-employee directors who join our Board of Directors at a time other than the first day of a fiscal quarter are paid and granted a prorated portion of the annual retainer. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of our

Board of Directors or any committee thereof. Additionally, Mr. McCarthy was paid $1,130,541 in 2022 for his consulting services to us as a Board Advisor from January to September and as Acting Chief Operating Officer starting in May.

2022 Director Compensation Table

The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of all non-employee directors of the Company. Matthew Calkins, our Chief Executive Officer, and Robert Kramer, our General Manager, are executive officers and also members of our Board of Directors, but they do not receive any additional compensation for their service as directors. Messrs. Calkins’ and Kramer’s compensation as Named Executive Officers are set forth above under “2022 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Consulting fees ($)	Total ($)
A.G.W. “Jack” Biddle, III	125,119	124,881	—	250,000
Prashanth “PV” Boccassam	125,119	124,881	—	250,000
Michael G. Devine	125,119	124,881	—	250,000
Barbara “Bobbie” Kilberg	125,119	124,881	—	250,000
Mark Lynch	62,555	62,445	—	125,000
William McCarthy	62,555	62,445	1,130,541(2)	1,255,541
Michael J. Mulligan	125,119	124,881	—	250,000
(1)The value disclosed is the aggregate grant date fair value of 2,416 shares of Class A common stock granted to each of our non-employee directors, other than Messrs. Lynch and McCarthy, who received 1,424 shares of Class A common stock for their respective partial year of service, computed in accordance with FASB ASC Topic 718. The number of shares of Class A common stock granted to each director was set using the closing price of our common stock as of the grant date.
(2)Amount reflects consulting fees paid to Mr. McCarthy in 2022.

The table below shows the aggregate number of option awards outstanding as of December 31, 2022, for each of our directors who is not a Named Executive Officer:

Name	Option awards(1), (2)
Barbara “Bobbie” Kilberg	65,200(3)
(1)All of the option awards listed in the table were granted under the 2007 Plan.
(2)The option awards listed in the table were awarded subject to a condition that prohibited exercise until we conducted a registered public offering of our shares. Such condition was satisfied for all of the option awards listed in the table, both vested and unvested, following our initial public offering.
(3)Fully vested.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2022:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders	3,888,679(3)	$20.25	3,771,480
Equity compensation plans not approved by security holders	—	—	—
Total	3,888,679	$20.25	3,771,480
(1)The weighted average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, which have no exercise price.
(2)Consists of shares available for future issuance under our 2017 Plan and the Appian Corporation Employee Stock Purchase Plan (“ESPP”). The number of shares available for future issuance under our ESPP is based on 1,000,000 shares we registered on Form S-8 and 67,995 shares purchased under the ESPP through December 31, 2022. Because the number of shares that may be purchased under the ESPP depends on each employee’s voluntary election to participate and contribution elections and on the fair market value of our Class A common stock at various future dates, the actual number of shares that may be purchased under the plan cannot be determined in advance.
(3)Of these shares, 2,697,959 were underlying then outstanding stock options and 1,190,720 were underlying then outstanding RSUs.
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board of Directors. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were, or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration, and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee or other independent body of our Board of Directors will take into account the relevant available facts and circumstances including, but not limited to:

•The risks, costs, and benefits to us;
•The impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;
•The availability of other sources for comparable services or products; and
•The terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires, in determining whether to approve, ratify, or reject a related person transaction, our Audit Committee or other independent body of our Board of Directors must consider, in light of known circumstances, whether the transaction is in or not inconsistent with our best interests and those of our stockholders, as our Audit Committee or other independent body of our Board of Directors determines in the good faith exercise of its discretion.

The transactions described below were approved by our Board of Directors considering similar factors to those described above.

Certain Related Person Transactions

We did not have any related person transactions since January 1, 2022 other than (1) the employment agreements we have entered into with certain of our executive officers as described in “Executive and Director Compensation – Executive Compensation – Employment Arrangements” above, (2) the executive officer, consulting, and director compensation arrangements, including equity awards, discussed in “Executive and Director Compensation” above, and (3) indemnification agreements we have entered into with each of our directors and executive officers as described above under “Executive and Director Compensation – Limitations on Liability and Indemnification Matters.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Appian stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Holders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher Winters
General Counsel and Secretary
April 28, 2023

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is available without charge upon written request to: Appian Corporation, 7950 Jones Branch Drive, McLean, Virginia 22102, Attention: Secretary.

APPENDIX A - NON-GAAP RECONCILIATION

NON-GAAP FINANCIAL MEASURES

In addition to reporting our financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, we believe certain non-GAAP measures provide investors with meaningful insights into the Company's ongoing business performance. We believe the presentation of these non-GAAP financial measures helps to identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains, and other items included in our operating results. Investors should also consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of our financial results or financial condition as reported under GAAP.

The following table reconciles GAAP operating loss to non-GAAP operating loss for the years ended December 31, 2022 and 2021 (in thousands):

	Year Ended December 31,
	2022	2021
GAAP operating loss	$(145,010)	$(83,907)
Add back:
Stock-based compensation expense	38,830	23,844
Litigation expenses	22,886	16,400
Non-GAAP operating loss	$(83,294)	$(43,663)

appian

APPIAN CORPORATION
7950 JONES BRANCH DRIVE
MCLEAN, VIRGINIA 22102

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/APPN2023
You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

02 0000000000

1. Election of Directors

Nominees

01) Matthew Calkins
02) Robert C. Kramer
03) Mark Lynch
04) A.G.W. Jack Biddle, III
05) Shirley A. Edwards
06) Barbara Bobbie Kilberg
07) William D. McCarthy
08) Michael J. Mulligan

The Board of Directors recommends you vote FOR Proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

0000608988_1 R1.0.0.6

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

APPIAN CORPORATION
Annual Meeting of Stockholders
June 13, 2023, 11:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder hereby appoints Christopher Winters and Angela Patterson individually as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Appian Corporation that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time, on June 13, 2023, at www.virtualshareholdermeeting.com/APPN2023, and at any adjournment or postponement thereof. All previous proxies are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000608988_2 R1.0.0.6